CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (Nos. 333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733, 333-105426, 333-108905, 333-108906, 333-146479, 333-160083, 333-160085, 333-193136 and 333-204418) of IDEXX Laboratories, Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 16, 2022